EXHIBIT  10.22
                               CONSULTING AGREEMENT

This agreement is entered into between TGR Group LLC, a Nevada Limited Liability Company (hereafter known as TGR) and Xtreme Companies, Inc, a Nevada Corporation, hereafter known as XTRI), with reference to the following facts.

XTRI has expressed a desire to enter into this agreement with TGR to provide Internet Public Relations Services for XTRI. TGR is in the business of providing such services and desires to enter into an agreement with XTRI to provide these services for XTRI, a publicly traded company. This Agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

I.     SERVICES  PROVIDED  BY  TGR

1. TGR agrees to prepare a detailed profile report on XTRI following certain guidelines that have already been established by TGR. The report shall be released at a final date to be established by both parties.
2. TGR agrees to expose all future editions to all the members of its proprietary Small Cap Digest database of over 600,000 members.
3. TGR will continue to release to its subscribers on the selected Newsletter all substantive information (i.e. Press Releases, Annual Reports, Analysts Reports, etc.), which XTRI has formally and officially released to the general public, for a period of one year from the date of the original profile.
4. TGR reserves the right to share any views or opinions of its choosing with its proprietary database regarding the performance of XTRI stock. The management of XTRI shall have no editorial control over the content published on XTRI within the context of the XTRI profile, and as such both parties recognize that any opinions expressed in the Small Cap Digest are solely those of the editors.

II.     RESPONSIBILITIES  OF  XTRI

1. XTRI agrees to assist TGR, as requested, in the preparation of the corporate profile report on said Company.

2. XTRI will, if requested, provide or arrange to be provided to TGR or its designee, such accounting information as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on the companies.

3. XTRI agrees to provide TGR with certain business and other material information about XTRI, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which TGR may request and which TGR considers to be important for the completion of this contract.

4. XTRI agrees, during the term of this agreement, to notify TGR of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

III.      COMPENSATION

1. TGR shall receive a fee of twenty five thousand US dollars ($25,000), due upon signing of this agreement.
2. TGR shall receive five hundred thousand (500,000) shares of newly issued, restricted common stock in XTRI. Two hundred fifty thousand (250,000) shares shall have piggy back registration rights with the first appropriate registration statement

IV.     REPRESENTATIONS  BY  TGR

     TGR  represents,  warrants,  and  covenants  the  following:

1. TGR is a Company duly organized and existing under the laws of the State of Nevada and is in good standing with the jurisdiction of its incorporation.

2. TGR will disclose to XTRI any and all material facts and circumstances, which may affect its ability to perform it's undertaking herein.

3. TGR will cooperate in a prompt and professional manner with XTRI or its agents in the performance of this Agreement.

V.     REPRESENTATIONS  OF  XTRI

     XTRI  represents,  warrants  and  covenants  the  following:

1. XTRI will cooperate fully with TGR in executing the responsibilities required under this Agreement so that TGR may fulfill its responsibilities in a timely manner.

2. XTRI will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, or delay TGR in performing work described in this Agreement. XTRI will not cause TGR to perform work not described in this Agreement.

3. XTRI and each of its subsidiaries is a corporation duly organized and existing under the laws of its stateJCJim Cassina-2112921086 or province or province of incorporation and is in good standing with the jurisdiction of its incorporation in each state or province where it is required to be qualified to do business.

4. XTRI's articles of incorporation and by-law's delivered pursuant to this Agreement are true, and complete copies of it have been duly adopted.

5. XTRI will cooperate in a prompt and professional manner with TGR, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.


6. All financial information from XTRI will be provided to TGR in a timely and complete manner and all other information, which XTRI has previously provided to TGR concerning XTRI, is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

7. XTRI does hereby state that all information supplied to TGR during the course of this Agreement shall be true and accurate to the best of XTRI's knowledge. XTRI agrees to hold TGR harmless for the accuracy of any information disclosed under this Agreement where the information was provided by XTRI to TGR

VI.     CONFIDENTIALITY

1. TGR agrees that all information received from XTRI shall be treated as confidential information and TGR shall not share such information with any other person or entity, except as required by TGR to fulfill this Agreement, without the express written consent of XTRI, unless such disclosure will not cause damages to XTRI or is already in the public domain. Furthermore, TGR shall not take any action with the intention of profiting from "insider information". Furthermore, TGR shall not take any action with the intention of profiting from "insider information".

VII.  NOTICES

     Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after it has been deposited at a United States or Canadian post office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:

TGR  Group  LLC
3525  Del  Mar  Heights  Rd  #334
San  Diego,  CA  92130

Xtreme  Companies,  Inc.
11798  Western  Ave  Unit  18
Stanton,  CA  90680

VIII.  ENTIRE  AGREEMENT

Neither party has made representations to the other, which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties that have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

IX.     NO  ASSIGNMENT

Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

X.          CONSTRUCTION

The  laws  of  the Province of Alberta, Canada shall govern this Agreement.

XI.     ATTORNEYS  FEES

In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the other party, in addition to any other relief granted by the court.

XII.     WAIVER

The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

XIII.     SEVERABILITY

If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

XIV.     AUTHORITY  TO  ENTER  INTO  AGREEMENT

The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the XTRI and TGR respectively.

XV.     INDEMNIFICATION

TGR agrees to indemnify XTRI from any liability or claim arising out of any act or omission on the part of TGR that would be in violation of any securities laws and regulations.


IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on this 27th day of January 2004.




XTREME  COMPANIES,  INC.                        TGR  GROUP  LLC


/s/ Kevin Ryan                                    /s/ Lawrence David
-------------------------------                 -------------------------------
Kevin  Ryan                                     Lawrence  David.  Isen
CEO                                             Authorized  Signing  Member